Contacts:	For Media:	For Financials:
	John S. Oxford	James C. Mabry IV
	Senior Vice President	Executive Vice President
	Chief Marketing Officer	Chief Financial Officer
	(662) 680-1219	(662) 680-1281

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE SECOND QUARTER OF 2024

TUPELO, MISSISSIPPI (July 23, 2024) - Renasant Corporation (NYSE: RNST) (the “Company”) today announced earnings results for the second quarter of 2024.

(Dollars in thousands, except earnings per share)	Three Months Ended			Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Net income and earnings per share:
Net income	$38,846	$39,409	$28,643	$78,255	$74,721
After-tax loss on sale of securities	—	—	(18,085)	—	(17,870)
Basic EPS	0.69	0.70	0.51	1.39	1.33
Diluted EPS	0.69	0.70	0.51	1.38	1.33
Adjusted diluted EPS (Non-GAAP)(1)	0.69	0.65	0.83	1.33	1.64
Impact to diluted EPS from after-tax loss on sale of securities (including impairments)	—	—	0.32	—	0.31

“The financial results for the quarter reflect good performance and improved balance sheet strength,” remarked C. Mitchell Waycaster, Chief Executive Officer of the Company. “As we build capital, it enhances our ability to grow the company and build upon these results.”

Quarterly Highlights

Earnings
•Net income for the second quarter of 2024 was $38.8 million; diluted EPS and adjusted diluted EPS (non-GAAP)(1) were each $0.69
•Net interest income (fully tax equivalent) for the second quarter of 2024 was $127.6 million, up $1.7 million on a linked quarter basis
•For the second quarter of 2024, net interest margin was 3.31%, up 1 basis point on a linked quarter basis
•Cost of total deposits was 2.47% for the second quarter of 2024, up 12 basis points on a linked quarter basis
•Noninterest income decreased $2.6 million on a linked quarter basis primarily due to a decrease in mortgage banking income. During the first quarter of 2024, the Company sold a portion of its mortgage servicing rights (“MSR”), recognizing a gain of $3.5 million with no such sale in the second quarter of 2024

•Mortgage banking income decreased $1.7 million on a linked quarter basis. Excluding the gain recognized in the first quarter on the sale of a portion of Renasant's MSR, mortgage banking income increased $1.8 million on a linked quarter basis. The mortgage division generated $0.6 billion in interest rate lock volume in the second quarter of 2024, an increase of $0.2 billion on a linked quarter basis. Gain on sale margin was 1.69% for the second quarter of 2024, down 9 basis points on a linked quarter basis.
•Noninterest expense decreased $0.9 million on a linked quarter basis. Excluding the effect of certain charitable contributions and FDIC special assessment expense incurred in the first quarter, noninterest expense increased approximately $0.8 million on a linked quarter basis. Seasonality in our mortgage division resulted in higher levels of expense driven from increased volumes. These expenses were slightly offset by savings in other areas

Balance Sheet
•Loans increased $104.2 million on a linked quarter basis, representing 3.4% annualized net loan growth
•Securities decreased $39.2 million on a linked quarter basis due to net cash outflows during the quarter of $43.1 million and a positive fair market value adjustment in our available-for-sale portfolio of $3.9 million
•Deposits at June 30, 2024 increased $18.1 million on a linked quarter basis. Brokered deposits decreased $183.7 million on a linked quarter basis to $158.6 million at June 30, 2024. Noninterest bearing deposits increased $23.3 million on a linked quarter basis and represented 24.8% of total deposits at June 30, 2024

Capital and Liquidity
•Book value per share and tangible book value per share (non-GAAP)(1) increased 1.3% and 2.4%, respectively, on a linked quarter basis
•The Company has a $100 million stock repurchase program that is in effect through October 2024; there was no buyback activity during the second quarter of 2024

Credit Quality
•The Company recorded a provision for credit losses of $3.3 million for the second quarter of 2024, compared to $2.4 million for the first quarter of 2024
•The ratio of allowance for credit losses on loans to total loans was 1.59% at June 30, 2024 compared to 1.61% at March 31, 2024
•The coverage ratio, or the allowance for credit losses on loans to nonperforming loans, was 203.88% at June 30, 2024, compared to 270.87% at March 31, 2024
•Net loan charge-offs for the second quarter of 2024 were $5.5 million, or 0.18% of average loans on an annualized basis
•Nonperforming loans to total loans increased to 0.78% at June 30, 2024 compared to 0.59% at March 31, 2024, and criticized loans (which include classified and special mention loans) to total loans decreased to 2.62% at June 30, 2024, compared to 2.76% at March 31, 2024

Sale of Renasant Insurance
•Effective July 1, 2024, Renasant sold the assets of its insurance agency for cash proceeds to Renasant Bank of $56.4 million, recognizing an estimated after-tax impact to earnings of $36.4 million, which is net of estimated merger-related expenses. The financial effects of the sale will be reflected in the third quarter of 2024

(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Income Statement

(Dollars in thousands, except per share data)	Three Months Ended					Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Interest income
Loans held for investment	$198,397	$192,390	$188,535	$181,129	$173,198	$390,787	$334,985
Loans held for sale	3,530	2,308	3,329	3,751	2,990	5,838	4,727
Securities	10,410	10,700	10,728	10,669	14,000	21,110	29,091
Other	7,874	7,781	7,839	10,128	6,978	15,655	12,408
Total interest income	220,211	213,179	210,431	205,677	197,166	433,390	381,211
Interest expense
Deposits	87,621	82,613	77,168	70,906	51,391	170,234	84,257
Borrowings	7,564	7,276	7,310	7,388	15,559	14,840	30,963
Total interest expense	95,185	89,889	84,478	78,294	66,950	185,074	115,220
Net interest income	125,026	123,290	125,953	127,383	130,216	248,316	265,991
Provision for credit losses
Provision for loan losses	4,300	2,638	2,518	5,315	3,000	6,938	10,960
Recovery of unfunded commitments	(1,000)	(200)	—	(700)	(1,000)	(1,200)	(2,500)
Total provision for credit losses	3,300	2,438	2,518	4,615	2,000	5,738	8,460
Net interest income after provision for credit losses	121,726	120,852	123,435	122,768	128,216	242,578	257,531
Noninterest income	38,762	41,381	20,356	38,200	17,226	80,143	54,519
Noninterest expense	111,976	112,912	111,880	108,369	110,165	224,888	219,373
Income before income taxes	48,512	49,321	31,911	52,599	35,277	97,833	92,677
Income taxes	9,666	9,912	3,787	10,766	6,634	19,578	17,956
Net income	$38,846	$39,409	$28,124	$41,833	$28,643	$78,255	$74,721

Adjusted net income (non-GAAP)(1)	$38,846	$36,572	$42,887	$41,833	$46,728	$75,421	$92,591
Adjusted pre-provision net revenue (“PPNR”) (non-GAAP)(1)	$51,812	$48,231	$52,614	$57,214	$59,715	$100,043	$123,575

Basic earnings per share	$0.69	$0.70	$0.50	$0.75	$0.51	$1.39	$1.33
Diluted earnings per share	0.69	0.70	0.50	0.74	0.51	1.38	1.33
Adjusted diluted earnings per share (non-GAAP)(1)	0.69	0.65	0.76	0.74	0.83	1.33	1.64
Average basic shares outstanding	56,342,909	56,208,348	56,141,628	56,138,618	56,107,881	56,275,628	56,058,585
Average diluted shares outstanding	56,684,626	56,531,078	56,611,217	56,523,887	56,395,653	56,607,947	56,330,295
Cash dividends per common share	$0.22	$0.22	$0.22	$0.22	$0.22	$0.44	$0.44
(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Performance Ratios

	Three Months Ended					Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Return on average assets	0.90%	0.92%	0.65%	0.96%	0.66%	0.91%	0.87%
Adjusted return on average assets (non-GAAP)(1)	0.90	0.86	0.99	0.96	1.08	0.88	1.08
Return on average tangible assets (non-GAAP)(1)	0.98	1.00	0.71	1.05	0.73	0.99	0.96
Adjusted return on average tangible assets (non-GAAP)(1)	0.98	0.93	1.08	1.05	1.18	0.96	1.18
Return on average equity	6.68	6.85	4.93	7.44	5.18	6.77	6.84
Adjusted return on average equity (non-GAAP)(1)	6.68	6.36	7.53	7.44	8.45	6.52	8.48
Return on average tangible equity (non-GAAP)(1)	12.04	12.45	9.26	13.95	9.91	12.25	13.04
Adjusted return on average tangible equity (non-GAAP)(1)	12.04	11.58	13.94	13.95	15.94	11.81	16.07
Efficiency ratio (fully taxable equivalent)	67.31	67.52	75.11	64.38	73.29	67.41	67.26
Adjusted efficiency ratio (non-GAAP)(1)	66.60	68.23	66.18	63.60	62.98	67.41	62.13
Dividend payout ratio	31.88	31.43	44.00	29.33	43.14	31.65	33.08

Capital and Balance Sheet Ratios

	As of
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Shares outstanding	56,367,924	56,304,860	56,142,207	56,140,713	56,132,478
Market value per share	$30.54	$31.32	$33.68	$26.19	$26.13
Book value per share	41.77	41.25	40.92	39.78	39.35
Tangible book value per share (non-GAAP)(1)	23.89	23.32	22.92	21.76	21.30
Shareholders’ equity to assets	13.45%	13.39%	13.23%	13.00%	12.82%
Tangible common equity ratio (non-GAAP)(1)	8.16	8.04	7.87	7.55	7.37
Leverage ratio	9.81	9.75	9.62	9.48	9.22
Common equity tier 1 capital ratio	10.75	10.59	10.52	10.46	10.30
Tier 1 risk-based capital ratio	11.53	11.37	11.30	11.25	11.09
Total risk-based capital ratio	15.15	15.00	14.93	14.91	14.76

(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Noninterest Income and Noninterest Expense

(Dollars in thousands)	Three Months Ended					Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Noninterest income
Service charges on deposit accounts	$10,286	$10,506	$10,603	$9,743	$9,733	$20,792	$18,853
Fees and commissions	3,944	3,949	4,130	4,108	4,987	7,893	9,663
Insurance commissions	2,758	2,716	2,583	3,264	2,809	5,474	5,255
Wealth management revenue	5,684	5,669	5,668	5,986	5,338	11,353	10,478
Mortgage banking income	9,698	11,370	6,592	7,533	9,771	21,068	18,288
Net losses on sales of securities (including impairments)	—	—	(19,352)	—	(22,438)	—	(22,438)
Gain on extinguishment of debt	—	56	620	—	—	56	—
BOLI income	2,701	2,691	2,589	2,469	2,402	5,392	5,405
Other	3,691	4,424	6,923	5,097	4,624	8,115	9,015
Total noninterest income	$38,762	$41,381	$20,356	$38,200	$17,226	$80,143	$54,519
Noninterest expense
Salaries and employee benefits	$70,731	$71,470	$71,841	$69,458	$70,637	$142,201	$140,469
Data processing	3,945	3,807	3,971	3,907	3,684	7,752	7,317
Net occupancy and equipment	11,844	11,389	11,653	11,548	11,865	23,233	23,270
Other real estate owned	105	107	306	(120)	51	212	81
Professional fees	3,195	3,348	2,854	3,338	4,012	6,543	7,479
Advertising and public relations	3,807	4,886	3,084	3,474	3,482	8,693	8,168
Intangible amortization	1,186	1,212	1,274	1,311	1,369	2,398	2,795
Communications	2,112	2,024	2,026	2,006	2,226	4,136	4,206
Other	15,051	14,669	14,871	13,447	12,839	29,720	25,588
Total noninterest expense	$111,976	$112,912	$111,880	$108,369	$110,165	$224,888	$219,373

Mortgage Banking Income

(Dollars in thousands)	Three Months Ended					Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Gain on sales of loans, net	$5,199	$4,535	$1,860	$3,297	$4,646	$9,734	$9,416
Fees, net	2,866	1,854	2,010	2,376	2,859	4,720	4,665
Mortgage servicing income, net	1,633	4,981	2,722	1,860	2,266	6,614	4,207
Total mortgage banking income	$9,698	$11,370	$6,592	$7,533	$9,771	$21,068	$18,288

Balance Sheet

(Dollars in thousands)	As of
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Assets
Cash and cash equivalents	$851,906	$844,400	$801,351	$741,156	$946,899
Securities held to maturity, at amortized cost	1,174,663	1,199,111	1,221,464	1,245,595	1,273,044
Securities available for sale, at fair value	749,685	764,486	923,279	909,108	950,930
Loans held for sale, at fair value	266,406	191,440	179,756	241,613	249,615
Loans held for investment	12,604,755	12,500,525	12,351,230	12,168,023	11,930,516
Allowance for credit losses on loans	(199,871)	(201,052)	(198,578)	(197,773)	(194,391)
Loans, net	12,404,884	12,299,473	12,152,652	11,970,250	11,736,125
Premises and equipment, net	280,966	282,193	283,195	284,368	285,952
Other real estate owned	7,366	9,142	9,622	9,258	5,120
Goodwill and other intangibles	1,008,062	1,009,248	1,010,460	1,011,735	1,013,046
Bank-owned life insurance	387,791	385,186	382,584	379,945	377,649
Mortgage servicing rights	72,092	71,596	91,688	90,241	87,432
Other assets	306,570	289,466	304,484	298,352	298,530
Total assets	$17,510,391	$17,345,741	$17,360,535	$17,181,621	$17,224,342

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$3,539,453	$3,516,164	$3,583,675	$3,734,197	$3,878,953
Interest-bearing	10,715,760	10,720,999	10,493,110	10,422,913	10,216,408
Total deposits	14,255,213	14,237,163	14,076,785	14,157,110	14,095,361
Short-term borrowings	232,741	108,121	307,577	107,662	257,305
Long-term debt	428,677	428,047	429,400	427,399	429,630
Other liabilities	239,059	250,060	249,390	256,127	233,418
Total liabilities	15,155,690	15,023,391	15,063,152	14,948,298	15,015,714

Shareholders’ equity:
Common stock	296,483	296,483	296,483	296,483	296,483
Treasury stock	(97,534)	(99,683)	(105,249)	(105,300)	(105,589)
Additional paid-in capital	1,304,782	1,303,613	1,308,281	1,304,891	1,301,883
Retained earnings	1,005,086	978,880	952,124	936,573	907,312
Accumulated other comprehensive loss	(154,116)	(156,943)	(154,256)	(199,324)	(191,461)
Total shareholders’ equity	2,354,701	2,322,350	2,297,383	2,233,323	2,208,628
Total liabilities and shareholders’ equity	$17,510,391	$17,345,741	$17,360,535	$17,181,621	$17,224,342

Net Interest Income and Net Interest Margin

(Dollars in thousands)	Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Loans held for investment	$12,575,651	$200,670	6.41%	$12,407,976	$194,640	6.30%	$11,877,592	$175,549	5.93%
Loans held for sale	219,826	3,530	6.42%	155,382	2,308	5.94%	192,539	2,990	6.21%
Taxable securities	1,832,002	9,258	2.02%	1,891,817	9,505	2.01%	2,481,712	12,353	1.99%
Tax-exempt securities(1)	263,937	1,451	2.20%	270,279	1,505	2.23%	367,410	2,165	2.36%
Total securities	2,095,939	10,709	2.04%	2,162,096	11,010	2.04%	2,849,122	14,518	2.04%
Interest-bearing balances with banks	595,030	7,874	5.32%	570,336	7,781	5.49%	524,307	6,978	5.34%
Total interest-earning assets	15,486,446	222,783	5.77%	15,295,790	215,739	5.66%	15,443,560	200,035	5.19%
Cash and due from banks	187,519			188,503			189,668
Intangible assets	1,008,638			1,009,825			1,013,811
Other assets	688,766			708,895			690,885
Total assets	$17,371,369			$17,203,013			$17,337,924
Interest-bearing liabilities:
Interest-bearing demand(2)	$7,094,411	$56,132	3.17%	$6,955,989	$52,500	3.03%	$6,114,067	$29,185	1.91%
Savings deposits	839,638	729	0.35%	860,397	730	0.34%	1,004,096	813	0.32%
Brokered deposits	294,650	3,944	5.37%	445,608	5,987	5.39%	809,613	10,295	5.10%
Time deposits	2,487,873	26,816	4.34%	2,319,420	23,396	4.06%	1,735,567	11,098	2.57%
Total interest-bearing deposits	10,716,572	87,621	3.28%	10,581,414	82,613	3.13%	9,663,343	51,391	2.13%
Borrowed funds	564,672	7,564	5.37%	544,564	7,276	5.35%	1,204,968	15,559	5.18%
Total interest-bearing liabilities	11,281,244	95,185	3.39%	11,125,978	89,889	3.24%	10,868,311	66,950	2.47%
Noninterest-bearing deposits	3,509,109			3,518,612			4,039,087
Other liabilities	243,285			244,142			212,818
Shareholders’ equity	2,337,731			2,314,281			2,217,708
Total liabilities and shareholders’ equity	$17,371,369			$17,203,013			$17,337,924
Net interest income/ net interest margin		$127,598	3.31%		$125,850	3.30%		$133,085	3.45%
Cost of funding			2.58%			2.46%			1.80%
Cost of total deposits			2.47%			2.35%			1.50%
(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which the Company operates.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

Net Interest Income and Net Interest Margin, continued

(Dollars in thousands)	Six Months Ended
	June 30, 2024			June 30, 2023
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Loans held for investment	$12,491,814	$395,310	6.35%	$11,783,585	$339,519	5.81%
Loans held for sale	187,604	5,838	6.22%	148,221	4,727	6.38%
Taxable securities(1)	1,861,909	18,763	2.02%	2,557,997	25,670	2.01%
Tax-exempt securities	267,108	2,956	2.21%	382,130	4,510	2.36%
Total securities	2,129,017	21,719	2.04%	2,940,127	30,180	2.05%
Interest-bearing balances with banks	582,683	15,655	5.40%	494,434	12,408	5.06%
Total interest-earning assets	15,391,118	438,522	5.72%	15,366,367	386,834	5.07%
Cash and due from banks	188,011			193,703
Intangible assets	1,009,232			1,012,690
Other assets	701,770			675,648
Total assets	$17,290,131			$17,248,408
Interest-bearing liabilities:
Interest-bearing demand(2)	$7,025,200	$108,632	3.10%	$6,090,549	$49,483	1.64%
Savings deposits	850,018	1,459	0.34%	1,028,315	1,639	0.32%
Brokered deposits	370,129	9,931	5.38%	603,822	14,713	4.91%
Time deposits	2,403,646	50,212	4.20%	1,650,683	18,422	2.25%
Total interest-bearing deposits	10,648,993	170,234	3.21%	9,373,369	84,257	1.81%
Borrowed funds	554,618	14,840	5.36%	1,243,049	30,963	5.01%
Total interest-bearing liabilities	11,203,611	185,074	3.32%	10,616,418	115,220	2.19%
Noninterest-bearing deposits	3,513,860			4,212,081
Other liabilities	246,654			217,573
Shareholders’ equity	2,326,006			2,202,336
Total liabilities and shareholders’ equity	$17,290,131			$17,248,408
Net interest income/ net interest margin		$253,448	3.30%		$271,614	3.56%
Cost of funding			2.52%			1.57%
Cost of total deposits			2.41%			1.25%
(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which the Company operates.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

Supplemental Margin Information

(Dollars in thousands)	Three Months Ended			Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Earning asset mix:
Loans held for investment	81.20%	81.12%	76.91%	81.16%	76.68%
Loans held for sale	1.42	1.02	1.25	1.22	0.96
Securities	13.53	14.14	18.45	13.83	19.13
Interest-bearing balances with banks	3.85	3.72	3.39	3.79	3.23
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Funding sources mix:
Noninterest-bearing demand	23.73%	24.03%	27.09%	23.88%	28.41%
Interest-bearing demand	47.97	47.50	41.01	47.73	41.07
Savings	5.68	5.88	6.74	5.78	6.93
Brokered deposits	1.99	3.04	5.43	2.51	4.07
Time deposits	16.82	15.84	11.64	16.33	11.13
Borrowed funds	3.81	3.71	8.09	3.77	8.39
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Net interest income collected on problem loans	$(146)	$123	$364	$(23)	$756
Total accretion on purchased loans	897	800	874	1,697	1,759
Total impact on net interest income	$751	$923	$1,238	$1,674	$2,515
Impact on net interest margin	0.02%	0.02%	0.03%	0.02%	0.03%
Impact on loan yield	0.02	0.03	0.04	0.03%	0.04%

Loan Portfolio

(Dollars in thousands)	As of
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Loan Portfolio:
Commercial, financial, agricultural	$1,847,762	$1,869,408	$1,871,821	$1,819,891	$1,729,070
Lease financing	102,996	107,474	116,020	120,724	122,370
Real estate - construction	1,355,425	1,243,535	1,333,397	1,407,364	1,369,019
Real estate - 1-4 family mortgages	3,435,818	3,429,286	3,439,919	3,398,876	3,348,654
Real estate - commercial mortgages	5,766,478	5,753,230	5,486,550	5,313,166	5,252,479
Installment loans to individuals	96,276	97,592	103,523	108,002	108,924
Total loans	$12,604,755	$12,500,525	$12,351,230	$12,168,023	$11,930,516

Credit Quality and Allowance for Credit Losses on Loans

(Dollars in thousands)	As of
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Nonperforming Assets:
Nonaccruing loans	$97,795	$73,774	$68,816	$69,541	$55,439
Loans 90 days or more past due	240	451	554	532	36,321
Total nonperforming loans	98,035	74,225	69,370	70,073	91,760
Other real estate owned	7,366	9,142	9,622	9,258	5,120
Total nonperforming assets	$105,401	$83,367	$78,992	$79,331	$96,880

Criticized Loans
Classified loans	$191,595	$206,502	$166,893	$186,052	$219,674
Special Mention loans	138,343	138,366	99,699	89,858	56,616
Criticized loans(1)	$329,938	$344,868	$266,592	$275,910	$276,290

Allowance for credit losses on loans	$199,871	$201,052	$198,578	$197,773	$194,391
Net loan charge-offs	$5,481	$164	$1,713	$1,933	$3,901
Annualized net loan charge-offs / average loans	0.18%	0.01%	0.06%	0.06%	0.13%
Nonperforming loans / total loans	0.78	0.59	0.56	0.58	0.77
Nonperforming assets / total assets	0.60	0.48	0.46	0.46	0.56
Allowance for credit losses on loans / total loans	1.59	1.61	1.61	1.63	1.63
Allowance for credit losses on loans / nonperforming loans	203.88	270.87	286.26	282.24	211.85
Criticized loans / total loans	2.62	2.76	2.16	2.27	2.32
(1) Criticized loans include loans in risk rating classifications of classified and special mention.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time (9:00 AM Central Time) on Wednesday, July 24, 2024.

The webcast is accessible through Renasant’s investor relations website at www.renasant.com or https://event.choruscall.com/mediaframe/webcast.html?webcastid=4YF7gjk4. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation 2024 Second Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com after the call and will remain accessible for one year. A replay can be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 8556122 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until August 7, 2024.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 120-year-old financial services institution. Renasant has assets of approximately $17.5 billion and operates 185 banking, lending, mortgage and wealth management offices throughout the Southeast as well as offering factoring and asset-based lending on a nationwide basis.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain, or incorporate by reference, statements about Renasant Corporation that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “focus,” “possible,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about the Company’s future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. The Company’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Important factors currently known to management that could cause our actual results to differ materially from those in forward-looking statements include the following: (i) the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the timeframe anticipated by management; (ii) the effect of economic conditions and interest rates on a national, regional or international basis; (iii) timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings; (iv) competitive pressures in the consumer finance, commercial finance, financial services, asset management, retail banking, factoring and mortgage lending and auto lending industries; (v) the financial resources of, and products available from, competitors; (vi) changes in laws and regulations as well as changes in accounting standards; (vii) changes in policy by regulatory agencies; (viii) changes in the securities and foreign exchange markets; (ix) the Company’s potential growth, including its entrance or expansion into new markets, and the need for sufficient capital to support that growth; (x) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers of investment securities, or the impact of interest rates on the value of our investment securities portfolio; (xi) an insufficient allowance for credit losses as a result of inaccurate assumptions; (xii) changes in the sources and costs of the capital we use to make loans and otherwise fund our operations, due to deposit outflows, changes in the mix of deposits and the cost and availability of borrowings; (xiii) general economic, market or business conditions, including the impact of inflation; (xiv) changes in demand for loan products and financial services; (xv) concentration of deposit and credit exposure; (xvi) changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; (xvii) increased cybersecurity risk, including potential network breaches, business disruptions or financial losses; (xviii) civil unrest, natural disasters, epidemics and other catastrophic events in the

Company’s geographic area; (xix) the impact, extent and timing of technological changes; and (xx) other circumstances, many of which are beyond management’s control.

Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov.

The Company undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), this press release and the presentation slides furnished to the SEC on the same Form 8-K as this release contain non-GAAP financial measures, namely, (i) adjusted loan yield, (ii) adjusted net interest income and margin, (iii) pre-provision net revenue (including on an as-adjusted basis), (iv) adjusted net income, (v) adjusted diluted earnings per share, (vi) tangible book value per share, (vii) the tangible common equity ratio, (viii) certain performance ratios (namely, the ratio of pre-provision net revenue to average assets, the return on average assets and on average equity, and the return on average tangible assets and on average tangible common equity (including each of the foregoing on an as-adjusted basis)), and (ix) the adjusted efficiency ratio.

These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets, including related amortization, and/or certain gains or charges (although, for the second quarter of 2024, there were no excluded gains or charges), with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indicators of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below under the caption “Non-GAAP Reconciliations”.

None of the non-GAAP financial information that the Company has included in this release or the accompanying presentation slides are intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Non-GAAP Reconciliations

(Dollars in thousands, except per share data)	Three Months Ended					Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Adjusted Pre-Provision Net Revenue (“PPNR”)
Net income (GAAP)	$38,846	$39,409	$28,124	$41,833	$28,643	$78,255	$74,721
Income taxes	9,666	9,912	3,787	10,766	6,634	19,578	17,956
Provision for credit losses (including unfunded commitments)	3,300	2,438	2,518	4,615	2,000	5,738	8,460
Pre-provision net revenue (non-GAAP)	$51,812	$51,759	$34,429	$57,214	$37,277	$103,571	$101,137
Gain on extinguishment of debt	—	(56)	(620)	—	—	(56)	—
Gain on sales of MSR	—	(3,472)	(547)	—	—	(3,472)	—
Losses on sales of securities (including impairments)	—	—	19,352	—	22,438	—	22,438
Adjusted pre-provision net revenue (non-GAAP)	$51,812	$48,231	$52,614	$57,214	$59,715	$100,043	$123,575

Adjusted Net Income and Adjusted Tangible Net Income
Net income (GAAP)	$38,846	$39,409	$28,124	$41,833	$28,643	$78,255	$74,721
Amortization of intangibles	1,186	1,212	1,274	1,311	1,369	2,398	2,795
Tax effect of adjustments noted above(1)	(233)	(237)	(240)	(269)	(266)	(472)	(569)
Tangible net income (non-GAAP)	$39,799	$40,384	$29,158	$42,875	$29,746	$80,181	$76,947

Net income (GAAP)	$38,846	$39,409	$28,124	$41,833	$28,643	$78,255	$74,721
Gain on extinguishment of debt	—	(56)	(620)	—	—	(56)	—
Gain on sales of MSR	—	(3,472)	(547)	—	—	(3,472)	—
Losses on sales of securities (including impairments)	—	—	19,352	—	22,438	—	22,438
Tax effect of adjustments noted above(1)	—	691	(3,422)	—	(4,353)	694	(4,568)
Adjusted net income (non-GAAP)	$38,846	$36,572	$42,887	$41,833	$46,728	$75,421	$92,591
Amortization of intangibles	1,186	1,212	1,274	1,311	1,369	2,398	2,795
Tax effect of adjustments noted above(1)	(233)	(237)	(240)	(269)	(266)	(472)	(569)
Adjusted tangible net income (non-GAAP)	$39,799	$37,547	$43,921	$42,875	$47,831	$77,347	$94,817
Tangible Assets and Tangible Shareholders’ Equity
Average shareholders’ equity (GAAP)	$2,337,731	$2,314,281	$2,261,025	$2,231,605	$2,217,708	$2,326,006	$2,202,336
Average intangible assets	1,008,638	1,009,825	1,011,130	1,012,460	1,013,811	1,009,232	1,012,690
Average tangible shareholders’ equity (non-GAAP)	$1,329,093	$1,304,456	$1,249,895	$1,219,145	$1,203,897	$1,316,774	$1,189,646

Average assets (GAAP)	$17,371,369	$17,203,013	$17,195,840	$17,235,413	$17,337,924	$17,290,131	$17,248,408
Average intangible assets	1,008,638	1,009,825	1,011,130	1,012,460	1,013,811	1,009,232	1,012,690
Average tangible assets (non-GAAP)	$16,362,731	$16,193,188	$16,184,710	$16,222,953	$16,324,113	$16,280,899	$16,235,718

Shareholders’ equity (GAAP)	$2,354,701	$2,322,350	$2,297,383	$2,233,323	$2,208,628	$2,354,701	$2,208,628
Intangible assets	1,008,062	1,009,248	1,010,460	1,011,735	1,013,046	1,008,062	1,013,046
Tangible shareholders’ equity (non-GAAP)	$1,346,639	$1,313,102	$1,286,923	$1,221,588	$1,195,582	$1,346,639	$1,195,582

(Dollars in thousands, except per share data)	Three Months Ended					Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023

Total assets (GAAP)	$17,510,391	$17,345,741	$17,360,535	$17,181,621	$17,224,342	$17,510,391	$17,224,342
Intangible assets	1,008,062	1,009,248	1,010,460	1,011,735	1,013,046	1,008,062	1,013,046
Total tangible assets (non-GAAP)	$16,502,329	$16,336,493	$16,350,075	$16,169,886	$16,211,296	$16,502,329	$16,211,296

Adjusted Performance Ratios
Return on average assets (GAAP)	0.90%	0.92%	0.65%	0.96%	0.66%	0.91%	0.87%
Adjusted return on average assets (non-GAAP)	0.90	0.86	0.99	0.96	1.08	0.88	1.08
Return on average tangible assets (non-GAAP)	0.98	1.00	0.71	1.05	0.73	0.99	0.96
Pre-provision net revenue to average assets (non-GAAP)	1.20	1.21	0.79	1.32	0.86	1.20	1.18
Adjusted pre-provision net revenue to average assets (non-GAAP)	1.20	1.13	1.21	1.32	1.38	1.16	1.44
Adjusted return on average tangible assets (non-GAAP)	0.98	0.93	1.08	1.05	1.18	0.96	1.18
Return on average equity (GAAP)	6.68	6.85	4.93	7.44	5.18	6.77	6.84
Adjusted return on average equity (non-GAAP)	6.68	6.36	7.53	7.44	8.45	6.52	8.48
Return on average tangible equity (non-GAAP)	12.04	12.45	9.26	13.95	9.91	12.25	13.04
Adjusted return on average tangible equity (non-GAAP)	12.04	11.58	13.94	13.95	15.94	11.81	16.07

Adjusted Diluted Earnings Per Share
Average diluted shares outstanding	56,684,626	56,531,078	56,611,217	56,523,887	56,395,653	56,607,947	56,330,295

Diluted earnings per share (GAAP)	$0.69	$0.70	$0.50	$0.74	$0.51	$1.38	$1.33
Adjusted diluted earnings per share (non-GAAP)	$0.69	$0.65	$0.76	$0.74	$0.83	$1.33	$1.64

Tangible Book Value Per Share
Shares outstanding	56,367,924	56,304,860	56,142,207	56,140,713	56,132,478	56,367,924	56,132,478

Book value per share (GAAP)	$41.77	$41.25	$40.92	$39.78	$39.35	$41.77	$39.35
Tangible book value per share (non-GAAP)	$23.89	$23.32	$22.92	$21.76	$21.30	$23.89	$21.30

Tangible Common Equity Ratio
Shareholders’ equity to assets (GAAP)	13.45%	13.39%	13.23%	13.00%	12.82%	13.45%	12.82%
Tangible common equity ratio (non-GAAP)	8.16%	8.04%	7.87%	7.55%	7.37%	8.16%	7.37%
Adjusted Efficiency Ratio
Net interest income (FTE) (GAAP)	$127,598	$125,850	$128,595	$130,131	$133,085	$253,448	$271,614

Total noninterest income (GAAP)	$38,762	$41,381	$20,356	$38,200	$17,226	$80,143	$54,519
Gain on sales of MSR	—	3,472	547	—	—	3,472	—
Gain on extinguishment of debt	—	56	620	—	—	56	—
Losses on sales of securities (including impairments)	—	—	(19,352)	—	(22,438)	—	(22,438)
Total adjusted noninterest income (non-GAAP)	$38,762	$37,853	$38,541	$38,200	$39,664	$76,615	$76,957

(Dollars in thousands, except per share data)	Three Months Ended					Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Noninterest expense (GAAP)	$111,976	$112,912	$111,880	$108,369	$110,165	$224,888	$219,373
Amortization of intangibles	1,186	1,212	1,274	1,311	1,369	2,398	2,795
Total adjusted noninterest expense (non-GAAP)	$110,790	$111,700	$110,606	$107,058	$108,796	$222,490	$216,578

Efficiency ratio (GAAP)	67.31%	67.52%	75.11%	64.38%	73.29%	67.41%	67.26%
Adjusted efficiency ratio (non-GAAP)	66.60%	68.23%	66.18%	63.60%	62.98%	67.41%	62.13%

Adjusted Net Interest Income and Adjusted Net Interest Margin
Net interest income (FTE) (GAAP)	$127,598	$125,850	$128,595	$130,131	$133,085	$253,448	$271,614
Net interest income collected on problem loans	(146)	123	283	(820)	364	(23)	756
Accretion recognized on purchased loans	897	800	1,117	1,290	874	1,697	1,759
Adjustments to net interest income	$751	$923	$1,400	$470	$1,238	$1,674	$2,515
Adjusted net interest income (FTE) (non-GAAP)	$126,847	$124,927	$127,195	$129,661	$131,847	$251,774	$269,099

Net interest margin (GAAP)	3.31%	3.30%	3.33%	3.36%	3.45%	3.30%	3.56%
Adjusted net interest margin (non-GAAP)	3.29%	3.28%	3.29%	3.35%	3.43%	3.28%	3.52%

Adjusted Loan Yield
Loan interest income (FTE) (GAAP)	$200,670	$194,640	$190,857	$183,521	$175,549	$395,310	$339,519
Net interest income collected on problem loans	(146)	123	283	(820)	364	(23)	756
Accretion recognized on purchased loans	897	800	1,117	1,290	874	1,697	1,759
Adjusted loan interest income (FTE) (non-GAAP)	$199,919	$193,717	$189,457	$183,051	$174,311	$393,636	$337,004

Loan yield (GAAP)	6.41%	6.30%	6.18%	6.06%	5.93%	6.35%	5.81%
Adjusted loan yield (non-GAAP)	6.38%	6.27%	6.14%	6.04%	5.89%	6.32%	5.76%
(1) Tax effect is calculated based on the respective periods’ year-to-date effective tax rate excluding the impact of discrete items.

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